UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01 Financial Statements and Exhibits.

EXPLANATORY NOTE

We previously filed a Form 8-K, or the Form 8-K, on December 28, 2007, reporting that we further secured our secured revolving line of credit with LaSalle Bank National Association with the Tucson Medical Office Portfolio that we acquired on November 20, 2007 for $21,050,000 plus closing costs. We are filing this Form 8-K/A, Amendment No. 1, to provide the Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Joinder Agreement and Environmental Indemnity Agreement discussed in Item 2.03 of the Form 8-K filed on December 28, 2007.

(d) Exhibits

10.1 Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007

10.2 Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007

10.3 Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

January 3, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007
10.2	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007
10.3	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007